UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 6, 2015

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On January 6, 2015, Impac Mortgage Holdings, Inc. (the “Company”), and its wholly-owned subsidiary, Impac Mortgage Corp. (“IMC”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with CashCall, Inc. (“CashCall”) pursuant to which IMC agreed to purchase substantially all the assets and assume certain liabilities of CashCall’s residential mortgage operations.  Upon closing, CashCall’s mortgage operations will operate as a separate division of IMC under the name CashCall Mortgage.

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions contained therein, the purchase price consists of a fixed component and a contingent component.  The fixed component includes (i) the aggregate payment of $10 million in cash, payable in installments through January 2016 and (ii) approximately 500,000 newly issued unregistered common shares of the Company. The contingent component consists of a three year earn-out provision based on a percentage a of the pre-tax profits of the CashCall Mortgage division so purchased, which is expected to be a weighted average of approximately 50% during the three year earn-out period of the CashCall Mortgage division’s profitability.

The Asset Purchase Agreement generally contains customary representations, warranties, covenants agreements and indemnities of the parties. The parties’ obligations to consummate the transaction contemplated by the Asset Purchase Agreement are subject to certain conditions, including (i) the accuracy of the representations and warranties of the other parties; (ii) performance in all material respects by the other parties of their pre-closing covenants and agreements; (iii) filings pursuant to the Hart-Scott-Rodino Act (“HSR”); (iv) a certain percentage of employees related to CashCall’s residential mortgage operations accept employment with IMC; and (v) there has been no material adverse effect of CashCall (as such term is defined in the Asset Purchase Agreement). The Asset Purchase Agreement may be terminated by either party if obligations are not satisfied by April 30, 2015.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned Asset Purchase Agreement. On January 8, 2015, the Company issued a press release announcing the transaction with CashCall described in the Asset Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: January 12, 2015

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	EVP and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated January 8, 2015.